UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following talking points were made available to certain management employees of Catamaran Corporation (“Catamaran”) on March 30, 2015 to provide updates to Catamaran employees:

Catamaran Manager Key Messages/Talking Points

The following key messages are for use by managers to provide updates to employees.

•	We are excited about the combination of Catamaran and OptumRx. This combination will enable clients and individuals to benefit from enhanced services and cost trend management driven by significant technology and resources, greater efficiencies and scale.

•	We expect to create significant additional value for our combined customer base.

•	Joining our technology leadership with OptumRx’s unique medical synchronization and information capabilities is expected to create innovative value-added offerings for clients and individuals.

•	The enhancement of a differentiated, channel-neutral delivery model is expected to provide payers and individuals with a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs.

•	The combination will be well-positioned to help customers manage the expected growth in high-cost specialty pharmaceuticals.

•	The combination of Catamaran and OptumRx creates the third largest pharmacy services company, which will enable the combined entity to be a scaled and compelling competitive force in the industry.

•	Combined, we will be competitively positioned with the current largest players in the PBM sector, becoming one of three companies fulfilling one billion prescriptions or more each year.

•	Together, Catamaran and OptumRx will have the talent, scale, resources and innovative spirit to build the most effective and consumer-focused PBM in the history of health care.

•	In 2015, the combined company expects to fulfill over one billion prescriptions, including Catamaran’s more than 400 million prescriptions and OptumRx’s roughly 600 million annual scripts.

•	Enhanced direct purchasing and administrative improvements from the combination are expected to drive substantial value and efficiencies, with the majority of those savings directly benefiting clients and individuals through reduced costs for prescriptions and enhanced pharmaceutical services.

•	Catamaran and OptumRx customers, partners and members can expect business as usual and a smooth transition without disruption in service, quality or access to services.

•	Until the combination is complete, OptumRx and Catamaran remain separate companies. We will be permitted to engage in integration planning, but otherwise it is business as usual. Everyone should focus on achieving their key business results and delivering exceptional service to our customers.

Our longstanding business relationship with OptumRx as a technology partner means we operate on the same Catamaran adjudication platform, simplifying integration and enabling the combined organizations to offer the innovative solutions that will move the pharmacy care services marketplace forward. The companies already have many interfaces and areas of connectivity, which will enable us to avoid the impact that would normally occur with this kind of integration.

•	The two companies share common values and a strong commitment to protecting and enhancing our customers’ health and wellness.

•	OptumRx is looking to grow our combined businesses beyond what either could accomplish on its own. Combining Catamaran and OptumRx is the path to remaining a viable, long-term competitor with greater scale and stronger capabilities.

•	What to Expect

•	Mark Thierer will be the new CEO of OptumRx, and Tim Wicks, currently CEO of OptumRx, will be the new President of the combined company. Jeff Park will be the Chief Operating Officer. Jeffrey Grosklags, currently the Chief Financial Officer of OptumRx, will continue in that role.

•	We expect the close to be during Q 4.

•	Integration planning will begin immediately.

•	We expect this combination will create new and exciting opportunities for our employees to continue to advance their careers.

•	While we recognize that there may be overlaps in our businesses, such as the duplication of roles and responsibilities, it is premature to speculate about how we will address them and at this time no final decisions have been made. The Catamaran and OptumRx leadership teams will be thoughtful about integration and will keep employees informed as we move forward with the transition.

•	In the coming weeks, the management teams from both companies will begin to plan the integration and make decisions regarding locations of the combined company. We will keep employees informed as we move forward with the integration.

•	We commit to providing regular communications with employees as new information is known. We will set up the integrationquestions@catamaran.com email address so that Catamaran employees can submit their questions. We will aggregate the questions on a regular timeframe and post the answers on myCTRX. We will also communicate information during our regular Manager’s Meetings and Town Hall Meetings.

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.